UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A

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COMPUTER SOFTWARE INNOVATIONS, INC.

900 East Main Street, Suite T

Easley, SC 29640

www.csioutfitters.com

April 17, 2007

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

MAY 9, 2007

We will hold the Annual Meeting of Stockholders of Computer Software Innovations, Inc. (the “Company”) on May 9, 2007 at 9:00 a.m. local time at the Company’s headquarters, 900 E. Main Street, Suite T, Easley, South Carolina 29640. At the Annual Meeting, you will be asked to elect five directors: Anthony H. Sobel, Nancy K. Hedrick, Shaya Phillips, Jeffery A. Bryson and Thomas P. Clinton. If elected, each would serve for an approximate term of one year ending at the next Annual Meeting and until his or her successor is duly elected and qualified.

Stockholders of record as of April 10, 2007 may vote at the Annual Meeting. This proxy statement, the accompanying proxy card, and our 2006 Annual Report are being mailed or otherwise distributed to you on or about April 17, 2007.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. You can vote by signing, dating and returning the enclosed proxy card or voting instruction. Also, registered stockholders may vote by telephone or over the Internet. Instructions for using these convenient services are set forth on the proxy card or voting instruction. Beneficial owners of shares held in street name should follow the enclosed instructions for voting their shares. I hope you will be able to attend the Annual Meeting, but even if you cannot, please vote your shares as soon as you can.

By Order of the Board of Directors,

/s/ Nancy K. Hedrick
Nancy K. Hedrick
President and Chief Executive Officer

GENERAL INFORMATION ABOUT PROXIES AND VOTING

Solicitation, Use and Revocation of Proxies

Our Board of Directors solicits the accompanying proxy for use at our 2007 Annual Meeting of Stockholders. Giving your proxy means that you authorize the persons indicated on the proxy card to vote your shares at the Annual Meeting in the manner you direct. Proxies properly executed and received by the Secretary prior to the meeting, and not revoked, will be voted in accordance with the terms of the proxies. If you sign, date and return or otherwise validly provide a proxy but do not specify how to vote, your shares will be voted for the election of the nominees designated below to serve for an approximate one-year term ending at the Annual Meeting of Stockholders in 2008. You also authorize such persons to vote, in their discretion, on all other matters that may properly come before the Annual Meeting or any adjournments thereof and on matters which are incidental to conduct of the meeting.

Registered stockholders are urged to complete, sign and date the enclosed proxy or voting instruction and return it as promptly as possible in the postage-paid envelope enclosed for that purpose. Stockholders can also deliver proxies and voting instructions by calling a toll-free telephone number or by using the Internet. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and confirm that such instructions have been recorded properly. Instructions for voting by telephone or over the Internet are set forth on the enclosed proxy card or voting instruction. If your shares are held in street name with your bank or broker, please follow the instructions enclosed with this proxy statement.

You may revoke your proxy at any time before it is voted at the Annual Meeting by:

(i)	delivering to our Secretary a signed notice of revocation or a later dated proxy (including a proxy via the Internet or by telephone); or

(ii)	voting in person at the Annual Meeting.

The cost of soliciting proxies for the Annual Meeting will be borne by us. The cost of printing and mailing the proxy materials is estimated to be $8,000. Certain of our officers and regular employees, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. We may also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries, for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners of shares of common stock.

Your attendance at the Annual Meeting in itself does not constitute revocation of your proxy. Before the Annual Meeting, any written notice of revocation should be sent to Computer Software Innovations, Inc., 900 E. Main Street, Suite T, Easley, South Carolina 29640, Attention: Secretary. Any notice of revocation that is delivered at the Annual Meeting should be hand delivered to our Secretary before a vote is taken. You may be asked to present documents for the purpose of establishing your identity as a Computer Software Innovations, Inc. stockholder.

Record Date, Voting Rights and Outstanding Shares

Our Board of Directors has established the close of business on April 10, 2007, as the record date for determining stockholders entitled to receive notice of and to vote on proposals at the Annual Meeting or any adjournment or postponement of the Annual Meeting. Only holders of record of our common stock on the record date are entitled to vote at the Annual Meeting. Holders of common stock on the record date are entitled to one vote per share on each matter voted upon at the Annual Meeting. As of the record date, there were 3,497,030 shares of common stock outstanding held by 120 holders of record.

Quorum, Voter Requirements and Effect of Abstentions and Broker Non-Votes

A quorum is necessary for the transaction of business at the Annual Meeting. A quorum exists when holders of a majority of the total number of issued and outstanding shares of common stock that are entitled to vote at the Annual Meeting are present in person or by proxy. At the Annual Meeting, our inspector for the Annual Meeting, Charles H. Arndt of RBC Centura Bank, will determine the presence of a quorum and tabulate the results of the voting by stockholders. The inspector will treat valid proxies marked “abstain” or proxies required to be treated as broker “non-votes” as present for purposes of determining whether there is a quorum at the Annual Meeting. A broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker nominee does not have discretionary voting power and has not received instructions from the beneficial owner of the shares. Abstentions with respect to any matter will have the same effect as a vote against that proposal.

A plurality of the votes of the holders of the common stock present at the Annual Meeting, in person or represented by proxy, and entitled to vote on the election of directors, is required for the election of directors. This means that the nominees for director who receive the greatest number of votes cast will be elected.

Management and the Board of Directors are not aware of any matters to be presented for action at the Annual Meeting other than the election of directors as stated in the Notice of Annual Meeting of Stockholders. If any such matter requiring a vote of the stockholders should properly come before the Annual Meeting, unless otherwise instructed, it is the intention of the persons named in the proxy card to vote such proxy in accordance with the judgment of a majority of our Board of Directors.

PROPOSAL 1

ELECTION OF DIRECTORS

General

Our Amended and Restated Certification of Incorporation and our Amended and Restated Bylaws set our Board of Directors or “Board,” at three to nine members, with the exact number within that range fixed from time to time by the Board of Directors. Our Board currently consists of five members. The Board of Directors has nominated Anthony H. Sobel, Nancy K. Hedrick, Shaya Phillips, Jeffrey A. Bryson and Thomas P. Clinton, each of whom is an incumbent director, for re-election to the Board of Directors for an approximate one-year term ending at the 2008 Annual Meeting.

With one exception, all of our directors were elected at our May 10, 2006 Annual Meeting of stockholders. On June 20, 2006, Jeffrey A. Bryson was elected by our Board to fill the vacancy created after another non-employee director, Thomas V. Butta, resigned his position earlier in the year to devote his full attention to his responsibilities as chief executive officer of an unaffiliated company. All directors serve for a term of approximately one year until our next Annual Meeting, their successors are elected and duly qualified, or their death, resignation, disqualification or removal from office, whichever is earlier.

If any nominee is unable to serve as a director, the persons named in the enclosed proxy reserve the right to vote for a lesser number of directors or for a substitute nominee designated by our Board of Directors, to the extent consistent with our Certificate of Incorporation, as amended, and our Amended and Restated Bylaws. All of the nominees listed above have consented to be nominated and to serve if elected. We do not expect that any nominee will be unable to serve.

Directors Standing for Re-Election - To Hold Office Until 2008

Set forth below is the name of each of our directors, the principal positions and offices he or she holds with us, and a brief description of that person’s business experience during the past five (5) years:

NAME	AGE	TITLE
Anthony H. Sobel	52	Chairman of the Board, Director
Shaya Phillips	47	Director
Jeffrey A. Bryson	46	Director
Nancy K. Hedrick	57	Director, President and CEO
Thomas P. Clinton	43	Director, Senior Vice President of Strategic Relationships

ANTHONY H. SOBEL has served as a director and Chairman of the Board since January 31, 2005. Since January 1996, he has been the CEO of Montana Metal Products, L.L.C., a precision sheet metal fabrication and machining company located in Des Plaines, Illinois. Mr. Sobel is a member of the Board’s audit and compensation committees.

SHAYA PHILLIPS has served as a director since January 31, 2005. From March 2002 until the present, Mr. Phillips has been the Assistant Vice President of Information Technology at the Fashion Institute of Technology of the State University of New York. From January 2000 through March 2002, Mr. Phillips was a consultant for CSSP, an unincorporated association that was engaged in the business of network consulting. Mr. Phillips is chairman of the board’s compensation committee, and he is a member of its audit committee.

JEFFREY A. BRYSON has served as a director since June 20, 2006. From July 2002 until November 8, 2006, Mr. Bryson served as Vice President of Administration and Investor Relations at ScanSource, Inc., a public technology distribution company headquartered in Greenville, South Carolina. Mr. Bryson resigned his position after declining to be interviewed by independent legal counsel for a special committee appointed by ScanSource’s board of directors to conduct a review of ScanSource’s stock option grant practices and related accounting issues. On November 21, 2006, a shareholder derivative suit against certain executive officers and directors, including Mr. Bryson, was filed in the United States District Court for the District of South Carolina, styled Mark Wenham v. Bryson et al., Case No. 6:06-cv-03312-HFF, the subject of which litigation is alleged irregularities in grants of ScanSource stock options. This litigation, which does not concern the Company, is currently pending.

Previously, Mr. Bryson served as interim Chief Financial Officer of ScanSource from July 2002 until November 2002 and as Chief Financial Officer and Treasurer from 1992 until July 2002. Prior to joining ScanSource, Inc., Mr. Bryson was employed for more than seven years at KPMG LLP, where he last held the position of senior manager. Mr. Bryson is chairman of the board’s audit committee, and he is a member of its compensation committee.

NANCY K. HEDRICK has served as President and Chief Executive Officer since January 31, 2005. She has served as a director since February 2005. Prior to the Company’s February 2005 merger, Ms. Hedrick held the position of President of our predecessor corporation, Computer Software Innovations, Inc., a South Carolina corporation which we refer to as “CSI-South Carolina,” for approximately fifteen years. Ms. Hedrick was a founder of CSI-South Carolina.

THOMAS P. CLINTON has served as Senior Vice President of Strategic Relationships since July 2006. In this role, Mr. Clinton oversees the Company’s sales efforts both in the software applications segment as well as the technology solutions segment. From January 31, 2005 through July 2006, Mr. Clinton served as Vice President of Sales. He has served as a director since February 2005. Mr. Clinton served as Vice President of Sales for CSI-South Carolina from February 1999 to February 2005.

Our Board of Directors recommends that the holders of common stock vote “FOR” incumbent directors Anthony H. Sobel, Nancy K. Hedrick, Shaya Phillips, Jeffrey A. Bryson and Thomas P. Clinton.

GOVERNANCE OF THE COMPANY

Our business and affairs are managed under the direction of the Board of Directors in accordance with the Delaware General Corporation Law and our Amended and Restated Certificate of Incorporation, as amended, and our Amended and Restated Bylaws. Members of the Board of Directors are kept informed of our business through discussions with management, by reviewing materials provided to them, and by participating in meetings of the Board and its committees. The corporate governance practices that we follow are summarized below.

Director Independence

We utilize the rules of the NASDAQ Stock Market (the “NASDAQ Rules”) for determining the independence of its directors. The NASDAQ Rules define specific relationships that would disqualify a director from independence. Based on the rules, we have conducted an evaluation of director independence, based primarily on a review of the responses of the directors to questions regarding employment and compensation history, affiliations and family and other relationships, including those relationships described in this item below. As a result of this evaluation, we have affirmatively determined that each of our directors who served during 2006 who is not an executive officer of the Company was and is “independent” for the purposes of NASDAQ Marketplace Rule 4200. These independent directors include Anthony H. Sobel, Shaya Phillips, Jeffrey A. Bryson and Thomas V. Butta (who resigned from our board effective February 22, 2006).

We have two employee directors serving on our Board who, as executive officers, are not considered independent under the NASDAQ Rules. These employee directors are Nancy K. Hedrick, our President and CEO, and Thomas P. Clinton, our Senior Vice President of Strategic Relationships.

In determining the independence of our directors pursuant to the NASDAQ Rules, we considered the following relationships:

•

During the negotiations of the final merger agreement, management asked Barron for assistance in identifying possible independent directors. Barron introduced to management Anthony H. Sobel, Shaya Phillips and Thomas V. Butta. The Company conducted research and interviewed candidates, and ultimately elected Messrs. Sobel, Phillips and Butta to the Board on January 31, 2005 with CSI – South Carolina acting by written consent as majority shareholder. At the time, we determined that these directors were independent pursuant to the standards of the NASDAQ Rules.

•

Mr. Sobel is a co-investor in Montana Metal Products with Robert F. Steel. We have entered into a consulting arrangement with Mr. Steel and his brother, Kenneth A. Steel, Jr., for Messrs. Steel to advise the Company on the development and implementation of strategic business plans, to assist management in developing marketing and growth strategies and to assist management in seeking out and analyzing potential acquisition opportunities. On February 27, 2006, we entered into a Letter of Engagement and individual stock agreements with Robert F. Steel and Kenneth A. Steel, Jr. The terms of the Letter of Engagement and the stock agreements provide that Messrs. Steel will provide consulting services to us through February 10, 2008. In exchange, we issued 172,367 shares of common stock to each of Kenneth A. Steel, Jr. and Robert F. Steel pursuant to the Company’s 2005 Incentive Compensation Plan. Messrs. Steel are both investors in Barron. For more information concerning Robert F. Steel and Kenneth A. Steel, Jr., and our consulting agreement with them, please see “Certain Relationships and Related Transactions—Consulting Arrangements.”

•	Mr. Phillips has consulted on a limited basis for Barron with respect to technology investments.

•	Mr. Butta, who resigned as a director in February 2006, at the time of his service was President and Vice Chairman of the board of directors of a21, Inc., a concern in which Barron had invested.

Code of Business Conduct and Ethics

The Board of Directors has approved a Code of Business Conduct and Ethics for our directors, chief executive officer, chief financial officer, other officers and employees. The Code addresses such topics as protection and use of our assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting, conflicts of interest and insider trading.

Meeting Attendance

Board and Committee Meetings

Our Board held eight meetings in 2006. During 2006, each incumbent member of the Board of Directors attended at least 75 percent of the aggregate meetings of the Board of Directors and the committees on which he or she served.

Annual Meeting of Stockholders

In the absence of extenuating circumstances, each member of the Board is expected to attend the Annual Meeting.

Committees of the Board

The standing committees of the Board of Directors are the Audit Committee and the Compensation Committee. Membership on the Board of Directors and each standing committee, as of April 10, 2007, was as follows:

Name	Board		Audit		Compensation
Anthony H. Sobel	X	*	X	*	X
Nancy K. Hedrick	X
Shaya Phillips	X		X		X	*
Jeffrey A. Bryson	X		X	*	X
Thomas P. Clinton	X
Total Number of Meetings in 2006	8		5		2

*	Chairman. Mr. Sobel was chairman of the Audit Committee until August 10, 2006, when Mr. Bryson was elected chairman.

Audit Committee

The Audit Committee assists the Board of Directors in its oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company. The Audit Committee’s role includes discussing with management the Company’s processes to manage business and financial risk and for compliance with significant applicable legal, ethical, and regulatory requirements. The Audit Committee is responsible for the appointment, replacement, compensation and oversight of the independent registered public accounting firm engaged to prepare or issue audit reports on the financial statements of the Company. The Audit Committee relies on the expertise and knowledge of management and the internal auditors in carrying out its oversight responsibilities. The specific responsibilities in carrying out the Audit Committee’s oversight role are delineated in the Audit Committee Charter. The charter was set forth as Appendix A to our proxy statement for our 2006 Annual Meeting.

The Board of Directors, in its business judgment, has determined that the members of the Audit Committee are independent as defined by regulations of the Securities and Exchange Commission and the Nasdaq Rules. The Board of Directors has also determined that the members of the Audit Committee have sufficient knowledge in financial and auditing matters to serve on the Audit Committee. Further, the Board has determined that Mr. Bryson, based on his qualifications, is an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-B.

The Audit Committee is authorized to engage or consult from time to time, as appropriate, at our expense, independent legal counsel and other experts and advisors it considers necessary, appropriate or advisable in the discharge of its responsibilities.

Compensation Committee

The primary responsibilities of the Compensation Committee are to (a) review and approve the compensation of the chief executive officer and other executive officers of the Company, (b) review executive bonus plan allocations, (c) oversee and advise the Board of Directors on the adoption of policies that govern the Company’s compensation programs, (d) oversee the Company’s administration of its equity based compensation and other benefit plans, and (e) approve grants of stock options and stock awards to directors, officers and employees of the Company under its stock plan. The Compensation Committee is authorized to engage or consult from time to time, as appropriate, at our expense, consultants, independent legal counsel and other experts and advisors it considers necessary, appropriate or advisable in the discharge of its responsibilities. The Compensation Committee does not currently have a charter, but anticipates adopting a charter during 2007. The members of our Compensation Committee are independent as defined in the Nasdaq Rules.

During 2006, the primary actions of the Compensation Committee related to the granting of restricted stock awards to outside directors (as discussed under “Director Compensation” below), and stock options to non-executive personnel. As described under “Executive Compensation,” the compensation of our executive officers is made pursuant to employment agreements, and consists predominately of salary. The salaries of our named executive officers have not been increased since their initial levels in 2005, and no bonuses or equity awards have been made to named executive officers. Accordingly, in 2006, the Compensation Committee engaged in only limited evaluation of executive compensation.

Our chief executive officer, Nancy K. Hedrick, has participated in executive compensation discussions. Such discussions included compensation of our non-employee directors in the form of restricted stock, which were made pursuant to informal understandings with such directors at the time they joined our board upon the Company’s recapitalization in February 2005. Restricted stock awards to Mr. Bryson in 2006 were similarly structured. Ms. Hedrick has been delegated the authority to determine the compensation of non-executive personnel and executive officers other than named executive officers, but does so in consultation with the committee. The compensation of all named executive officers is determined by the Compensation Committee. The Compensation Committee did not engage and utilize any compensation consultants during 2006.

Director Nominations

The Board of Directors does not have a standing Nominating Committee. We believe that due to the current size of our Board of Directors, it is more beneficial and efficient to have all of the directors identify and evaluate potential nominees. On March 20, 2006, the Board of Directors adopted a Policy for Nomination of Directors. This policy was included as Appendix B to our proxy statement for our 2006 Annual Meeting.

In the Policy for Nomination of Directors, the Board of Directors set forth guidelines for the evaluation of potential nominees, including the following:

•	The ability of the prospective nominee to represent the interests of the stockholders of the Company;

•	The prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•

The prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards;

•	The extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board;

•	The extent to which the prospective nominee helps the Board reflect the diversity of the Company’s stockholders, employees and customers; and

•	The willingness of the prospective nominee to abide by the Company’s Code of Business Conduct and Ethics and other policies applicable to directors.

These guidelines apply to both potential nominees selected by the Board and those recommended by stockholders.

Stockholders entitled to vote for the election of directors may submit candidates for consideration if we timely receive written notice, in proper form, for each such recommended nominee. If the notice is not written and in proper form, then the Board of Directors cannot consider the nominee. To be in proper form, the notice must satisfy the requirements of our Amended and Restated Bylaws and applicable law, including (a) each nominee’s written consent to be named as a nominee and to serve, if elected; (b) the name, date of birth and business address of the nominee; and (c) information about the person nominated for election conforming with the Securities and Exchange Commission’s biographical requirements for directors. Additionally, the stockholder submitting the nomination must (x) provide his or her name and business address; (y) evidence setting forth the class and number of shares of the Company owned by the submitting stockholder; and (z) any other information relating to the stockholder that would be required to be disclosed in a proxy statement or other required filings in connection with solicitations of proxies for elections of directors in accordance with Section 14 of the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

A notice submitted for the nomination of a director must be received at the Company’s executive offices not less than 45 days nor more than 60 days prior to the anniversary date of the mailing of proxy materials for the immediately preceding annual meeting of stockholders. If that date is not within 30 days before or after such anniversary date, the notice must be received not later than 10 days after the notice of the date of the annual meeting was mailed or public disclosure of the annual meeting date was made, whichever first occurs. All stockholder nominations should be sent to:

David B. Dechant

Chief Financial Officer

Computer Software Innovations, Inc.

900 E. Main Street, Suite T

Easley, South Carolina 29640

Selection of Current Director Nominees

The nominees for director all currently serve on the Board of Directors. All except Jeffrey A. Bryson were previously elected by the stockholders. On June 20, 2006, Mr. Bryson was elected by a vote of the Board to fill the vacancy created after the resignation of another non-employee director, Thomas V. Butta. Mr. Bryson was identified and recruited by our chief executive officer, Nancy K. Hedrick, pursuant to the Board’s desire to enlist a non-employee director with significant financial experience and experience with a technology company. Mr. Bryson previously served as chief financial officer and in other executive positions with ScanSource, Inc., a public technology distribution company headquartered in Greenville, South Carolina. Mr. Bryson was interviewed by all directors, and was unanimously elected.

Communications with the Board of Directors

Stockholders may communicate directly with the Board of Directors. All communications to the Board or a named director should be directed to the Company’s Chief Financial Officer at the address below and should be marked “Confidential.” If no party is specified, the communication will be forwarded to the entire Board of Directors. Each communication intended for the Board of Directors and received by the Chief Financial Officer will be forwarded to the specified party(ies) following its clearance through normal security procedures used for regular mail. The communication will be forwarded without review to the intended recipient(s). Stockholder communications to the Board of Directors should be sent to:

David B. Dechant

Chief Financial Officer

Computer Software Innovations, Inc.

900 E. Main Street, Suite T

Easley, South Carolina 29640

Director Compensation

The table below presents all compensation for our non-employee directors for the year ended December 31, 2006. Compensation of our two directors who are also executive officers, Nancy K. Hedrick, President and CEO, and Thomas P. Clinton, Senior Vice President of Strategic Relationships, is discussed below under “Executive Compensation.” Our employee directors do not receive any compensation for serving on the board of directors.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	All Other Compensation ($)	Total ($)
Anthony H. Sobel	—	153,490	—	153,490

Shaya Phillips	—	76,745	—	76,746

Jeffrey A. Bryson	—	45,143	—	45,143

Thomas V. Butta	—	27,086	—	27,086

(1)

The assumptions underlying the valuations of the stock awards and a discussion of those assumptions is contained in Note 10, “Stock-Based Compensation” to our audited consolidated financial statements dated December 31, 2006.

(2)

At December 31, 2006, Messrs. Sobel, Phillips, Bryson and Butta held the following respective stock awards consisting of shares granted under our 2005 Incentive Compensation Plan: 98,496, 49,248, 23,350 and 16,416, respectively.

Non-employee directors do not receive any cash compensation for serving on the Board, but are reimbursed for incidental expenses related to attendance at Board and committee meetings. In lieu of cash compensation, we have granted stock awards to our outside directors under our 2005 Incentive Compensation Plan. On February 21, 2006, the Compensation Committee of the board of directors and the full Board approved a grant of 98,496 shares to Mr. Sobel, chairman of the Board, and grants of 49,248 shares each to Shaya Phillips and Thomas V. Butta. Pursuant to all of the awards, one-third of the shares vested immediately upon approval, an additional one-third vested on February 28, 2006, and the final one-third vested on February 28, 2007. Except in the event of change of control of the Company, the directors were prohibited from selling any shares awarded them prior to March 1, 2007. If a director’s service terminated prior to a vesting date, all unvested shares would have been forfeited, subject to exception in the discretion of the Board. As a result of his subsequent resignation as a director effective February 22, 2006, Mr. Butta forfeited 32,832 shares. The immediate vesting of one-third of the shares awarded was intended to reward past uncompensated service on the Board.

On June 20, 2006, our board elected Jeffrey A. Bryson to fill the vacancy on the Board created by the February 22, 2006 resignation of Mr. Butta. In connection with his election, Mr. Bryson was awarded 23,350 shares of common stock under our 2005 Incentive Compensation Plan. Under the terms of the award, 11,675 shares vested immediately upon Mr. Bryson’s election to the Board and the remaining shares will vest at the conclusion of the 2007 Annual Meeting if Mr. Bryson is reelected to the Board for a successive term at the meeting.

Resignation of Thomas V. Butta

Thomas V. Butta resigned from the Company’s Board of Directors effective February 22, 2006. His resignation was not the result of any disagreement relating to the Company’s operations, policies or practices. Rather, Mr. Butta resigned in order to devote his full attention to his responsibilities at an unaffiliated company of which he is the Chief Executive Officer. Mr. Butta served on the Board’s Audit and Compensation Committees.

Executive Officers

Set forth below is biographical information of executive officers of the Company that do not also serve on the Board of Directors:

BEVERLY N. HAWKINS (43) has served as Senior Vice President of Product Development since July 2006. In this role, Ms. Hawkins oversees the software development activities of the Company. From January 1, 2006 through July 2006, Ms. Hawkins served as Vice President of Product Development, in which role she performed essentially the same duties and had the same responsibilities as she does at present. From January 31, 2005 through December 31, 2005, Ms. Hawkins served as Vice President of Support Services, in which role she oversaw the provision of customer service and support solutions for the Company’s software and technology products. Ms. Hawkins has served as Secretary of the Company since January 31, 2005. Ms. Hawkins previously served as Vice President of Support Services of CSI – South Carolina from February 1999 until February 2005. From January 1990 until February 1999, she served as Vice President. Ms. Hawkins was a founder of CSI – South Carolina.

DAVID B. DECHANT (42) has served as Chief Financial Officer since May 6, 2005. Prior to his appointment as CFO of CSI, Mr. Dechant was employed from October 2004 until May 2005 as the CFO of NTM, Inc., a manufacturer in Greenville, South Carolina providing performance enhancement and recycling of PET (polyethylene terephthalate) polymer. Previously, he consulted with Bowater, Incorporated from May 2004 to October 2004, providing implementation support for meeting the requirements of the Sarbanes-Oxley legislation. Bowater, headquartered in Greenville, South Carolina, is a manufacturer of newsprint, coated and specialty papers and pulp and forest products.

From January 2004 to April 2004, Mr. Dechant was the CFO/COO and supported succession planning activities in a short-term role with Millenium Manufacturing, LLC and its affiliates, manufacturers of steel arch and specialty chemical storage buildings. Millenium Manufacturing is located in Boone, North Carolina. From November 2002 to January 2004, Mr. Dechant served Bowater, Incorporated as the Acting Manager of the Compliance Department, which position involved overseeing the drafting and coordinating of SEC filings and other public disclosures. From January 2002 to June 2002, Mr. Dechant recruited and placed financial personnel in management roles while working as a recruiting manager in Greenville, South Carolina for Robert Half International Inc., a specialized financial recruiting service.

WILLIAM J. BUCHANAN (42) has served as Senior Vice President of Delivery and Support since July 2006. In this role, Mr. Buchanan oversees the provision of the Company’s engineering services and customer support services for the Technology Solutions Segment and the Software Applications Segment. From January 1, 2006 through July 2006, Mr. Buchanan served as Vice President of Delivery and Support, in which role he performed essentially the same duties and had the same responsibilities as he does at present. From January 31, 2005 through December 31, 2005, Mr. Buchanan served as Vice President of Engineering. Mr. Buchanan also served as Treasurer of the Company from January 31, 2005 until May 2006. From January 1999 to February 2005, Mr. Buchanan held the position of Vice President of Engineering with CSI-South Carolina.

Effective February 11, 2005, all of the executive officers above, except for Mr. Dechant, entered into employment agreements with the Company. Mr. Dechant entered into his employment agreement with the Company on May 6, 2005. These agreements are described under “Executive Compensation” below.

EXECUTIVE COMPENSATION

The following table shows, for the fiscal year ended December 31, 2006, all compensation that we paid to our named executive officers in all capacities in which they served.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	All Other Compensation ($)(1)	Total ($)
Nancy K. Hedrick	2006	185,000	-0-	5,550	190,550
President, Chief Executive Officer and Director

Thomas P. Clinton	2006	185,000	-0-	5,550	190,550
Senior Vice President of Strategic Relationships and Director

Beverly N. Hawkins	2006	185,000	-0-	5,550	190,550
Senior Vice President of Product Development and Secretary

William J. Buchanan	2006	185,000	-0-	5,550	190,550
Senior Vice President of Delivery and Support

(1)

“All Other Compensation” represents the employer contribution to the Company’s Simple IRA Plan on behalf of each of the named executive officers to match their 2006 pretax elective deferral contribution (which is included under the “Salary” column) made by each to such plan.

Our named executive officers are compensated solely through the payment of salary pursuant to written employment agreements. We entered into separate employment agreements with each of our named executive officers on February 11, 2005, in conjunction with the closing of our merger and recapitalization. All of these employment agreements are identical except for name, job title, and responsibilities. The employment agreements provide that each executive will be compensated at a rate of $185,000 a year, plus such bonuses and raises as our Board in its discretion may determine. No bonuses or raises have been awarded by the Board during the term of the agreements. In addition, each executive is entitled to benefits under any welfare benefit, business travel insurance or retirement plans or programs provided by the Company applicable generally to its employees (subject to any applicable eligibility or other provisions of such plans or programs).

The term of the agreements is three years, expiring on February 10, 2008. The agreements renew automatically upon the expiration of the initial or any renewal periods in the absence of either party giving thirty days advance notice of termination. The agreements also contain the following provisions:

•	a prohibition on the Company modifying the executive’s job responsibilities and duties in a matter inconsistent with the executive’s job position without the executive’s consent;

•

a prohibition on the Company relocating the executive’s principal location of employment more than thirty miles away from our initial headquarters location in Easley, South Carolina without the executive’s consent;

•	the Company’s right to terminate the executive for cause;

•

non-compete provisions prohibiting the executive from competing with us, soliciting our customers or suppliers, or employing any of our employees during the term of his or her employment and for the period of (i) one year after expiration of the employment agreement or termination of employment for cause, or (ii) the remainder of the initial three year term plus one year upon a voluntary termination of employment;

•	obligations of confidentiality with respect to non-public information concerning our business; and

•	certain benefits to be paid by us to the executive upon his or her termination of employment, as discussed under “—Executives’ Benefits Upon Termination of Employment.”

Savings Plan

The named executive officers participate in a Simple IRA savings plan maintained by the Company for the benefit of its employees. Employees of the Company may participate in the plan, whereby the employees may elect to make contributions pursuant to a salary reduction agreement. The Company’s contributions to the plan, as determined by management, are discretionary and are allocated among the participants based on the participants’ contributions. Management has the authority to establish a funding policy and to review such policy annually. Contributions to the plan were $114,651 and $87,645 for the years ended December 31, 2006 and 2005, respectively.

Executives’ Benefits Upon Termination of Employment

Upon termination of an executive for cause, the Company will pay the executive salary and unpaid reimbursable expenses outstanding as of the date of termination, plus any benefits to which he or she may be entitled under applicable plans or programs. The employment agreements between each of our named executive officers and the Company provide severance benefits to each executive in the event of termination without cause. Specifically, in the event of such termination, we will pay the executive eighteen months of his or her base salary, plus any benefits to which he or she may be entitled under applicable plans or programs. Also, the executive would be paid, over a one year period following termination of employment, amounts aggregating 75% of the average of the executive’s base salary and bonuses during the period of his or her employment.

2005 Equity Incentive Compensation Plan

On April 29, 2005, our Board adopted the 2005 Computer Software Innovations, Inc. Incentive Compensation Plan. The Incentive Plan authorizes the Compensation Committee to grant one or more of the following awards to directors, officers, key employees, consultants and advisors to the Company and its subsidiaries who are designated by the committee:

•	non-qualified stock options;

•	stock appreciation rights (“SARs”); and

•	stock awards.

We are authorized to issue under the Incentive Plan up to 1,100,000 shares of common stock pursuant to exercise of options and SARs and grants of stock awards. At April 10, 2007, 497,756 of such shares remained available for issuance. Awards that are substituted in connection with a corporate transaction or that are made to an individual outside of the Incentive Plan do not count against the limit.

Generally, if an award is terminated, the shares allocated to that award under the Incentive Plan may be reallocated to new awards under the Incentive Plan. Shares surrendered pursuant to the exercise of a stock option or other award or in satisfaction of tax withholding requirements under the Incentive Plan may also be reallocated to other awards.

The Incentive Plan provides that if there is a stock split, stock dividend or other event that affects our capitalization, appropriate adjustments will be made in the number of shares that may be issued under the Incentive Plan and in the number of shares and price of all outstanding grants and awards made before such event.

Grants and Awards Under the Incentive Plan

The principal features of awards under the Incentive Plan are summarized below.

Stock Options

The Incentive Plan permits the grant of non-qualified stock options. The exercise price for options will not be less than the fair market value of a share of common stock on the date of grant. Other than in connection with a corporate recapitalization, the option price may not be reduced after the date of grant. The period in which an option may be exercised is determined by the committee on the date of grant, but may not exceed ten years. Payment of the option exercise price may be in cash, in a cash equivalent acceptable to the administrator, using a cashless exercise with a broker, with shares of common stock or with a combination of cash and shares of common stock. The Incentive Plan provides that a participant may not be granted options in a calendar year for more than 100,000 shares of common stock.

Stock Appreciation Rights

SARs may be granted either independently or in combination with underlying stock options. Each SAR will entitle the holder upon exercise to receive the excess of the fair market value of a share of common stock at the time of exercise over the SAR’s initial value, which cannot be less than the fair market value of a share of common stock on the date of grant of the SAR. Other than in connection with a corporate recapitalization, the initial value of any SAR may not be reduced after the date of grant. At the discretion of the committee, all or part of the payment in respect of a SAR may be in cash, shares of common stock or a combination thereof. The maximum period in which a SAR may be exercised is ten years from the date of its grant. No participant may be granted SARs in a calendar year covering more than 100,000 shares of common stock. For purposes of this limitation and the individual limitation on the grant of options, a SAR and a related option are treated as a single award.

Stock Awards

The Company may also grant stock awards that entitle the participant to receive shares of common stock. A participant’s rights in the stock award will be forfeitable or otherwise restricted for a period of time or subject to conditions set forth in the grant agreement as determined by the committee. The committee may, in its discretion, waive the requirements for vesting or transferability for all or part of the stock awards in connection with a participant’s termination of employment or service. The Incentive Plan provides that no participant may be granted stock awards in any calendar year for more than 400,000 shares of common stock.

Change of Control Provisions

The Incentive Plan provides that in the event of a “Change of Control” (as defined in the Incentive Plan), unless the award is assumed, replaced or converted to the equivalent award by the continuing entity, all outstanding awards will become fully exercisable and the applicable restrictions on such awards will lapse. Replacement awards will be earned, vested or exercisable if the participant is terminated within 24 months of a change in control. Under the Incentive Plan, the term “Change of Control” generally includes a merger, consolidation or reorganization of the Company in which the Company’s stockholders prior to such event do not constitute a majority of the stockholders of the surviving entity following such event; the sale by the Company of substantially all of its assets; the approval by the stockholders of the Company of a complete liquidation or dissolution; or a determination by the Board that a “Change of Control” has occurred. The conversion of the Company’s Series A Convertible Preferred Stock or the exercise of the common stock warrants issued in connection with such Preferred Stock would not constitute a Change of Control under the Incentive Plan.

Option and Stock Grants

No option or stock grants were made to our named executive officers in 2006. None of our named executive officers now hold, or held or exercised in 2006, options or stock appreciation rights.

SECURITIES OWNERSHIP

Security Ownership of Management and Certain Beneficial Owners

Security Ownership of Management

The following table sets forth, as of April 10, 2007, certain information with respect to beneficial ownership of shares of our common stock by each of the members of the Board, by each of the executive officers identified in the “Summary Compensation Table” below and by all directors and executive officers as a group.

The business address of each named person or group is 900 East Main Street, Suite T, Easley, South Carolina 29640.

Name of Beneficial Owner	Common Stock Beneficially Owned(1)(2)	Percent of Class(3)
Nancy K. Hedrick	505,381	14.5
Thomas P. Clinton	505,381	14.5
Beverly N. Hawkins	505,381	14.5
William J. Buchanan	505,381	14.5
Anthony H. Sobel	98,496	2.8
Jeffrey A. Bryson	23,350	0.7
Shaya Phillips	49,248	1.4
All present executive officers and directors as a group (8 persons)	2,192,618	62.7

(1)

Under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of a security if that person, directly or indirectly, has or shares the powers to direct the voting of the security or the power to dispose or direct the disposition of the security. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. A person is also deemed to be a beneficial owner of any securities with respect to which that person has the right to acquire beneficial ownership within 60 days of the relevant date.

(2)	To our knowledge, none of the shares beneficially owned have been pledged as security.
(3)	Based on 3,497,030 shares outstanding as of April 10, 2007.

Security Ownership of Certain Beneficial Owners

The following table sets forth, as of April 10, 2007, certain information with respect to beneficial ownership of shares of our common stock by each person who owns, to our knowledge, more than 5% of the outstanding shares of our common stock.

Name and Address of Beneficial Owner	Common Stock Beneficially Owned(1)		Percent of Class(2)
Joe G. Black 900 East Main Street, Suite T Easley, South Carolina 29640	505,381		14.5

Robert F. Steel 325 East 8th Street Hinsdale, Illinois 60521	172,367	(3)	4.9

Kenneth A. Steel, Jr. 73 East Cedar Street Chicago, Illinois 60611	172,367	(3)	4.9

(1)

Under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of a security if that person, directly or indirectly, has or shares the powers to direct the voting of the security or the power to dispose or direct the disposition of the security. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. A person is also deemed to be a beneficial owner of any securities with respect to which that person has the right to acquire beneficial ownership within 60 days of the relevant date.

(2)	Based on 3,497,030 shares outstanding as of April 10, 2007.
(3)

Based on a Schedule 13D filed with the Securities and Exchange Commission on March 8, 2006, filed jointly by Robert F Steel and Kenneth A. Steel, Jr. Each disclaimed beneficial ownership, for the purposes of Regulation 13D under the Exchange Act, of any shares held beneficially or otherwise by the other.

Security Ownership of Barron

As of April 10, 2007, Barron beneficially held 6,944,736 shares of our Series A Convertible Preferred Stock which is convertible into common stock at any time on a one for one basis, subject to adjustments. The preferred stock is non-voting, except for certain events adversely affecting the rights of holders of such preferred stock and as otherwise provided under Delaware law with respect to class voting. In addition, Barron holds warrants to purchase 7,217,736 shares of our common stock. Both the preferred stock and the warrants contain prohibitions that restrict Barron from beneficially owning more than 4.9% of our common stock at any time. Therefore, based on 3,497,030 shares of common stock outstanding as of April 10, 2007, Barron on such date was the beneficial owner of approximately 176,680 shares of common stock.

The general partner of Barron is Barron Capital Advisors, LLC. Barron’s address is 730 Fifth Avenue, 25th Floor, New York, New York 20019. The managing member of Barron Capital Advisors, LLC is Andrew Barron Worden.

Potential for Change of Control

As of April 10, 2007, our outstanding shares of common stock totaled 3,497,030, of which 2,192,618 were owned by management and our directors. Accordingly, as of such date, our management effectively possessed control of the Company. However, Barron may sell 14,230,472 shares of common stock. Barron is prohibited from beneficially owning greater than 4.9% of our shares (except under limited circumstances involving significant acquisition transactions). However, one or more investors could acquire enough shares in offerings by Barron so as to effect a change of control of the Company. We are currently unaware of any plan or arrangement to effect a change of control of us.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that we disclose late filings of reports of stock ownership by our directors, executive officers and persons who own more than 10% of our common stock. Because of the complexity of the reporting rules, the Company has assumed certain responsibilities for filing compliance and instituted procedures to assist officers and directors with these obligations. Based solely on review of copies of such reports furnished to us and written representations that no other reports were required, we believe that all applicable Section 16(a) filing requirements were satisfied for transactions that occurred in 2006.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Subordinated Notes Owed to Related Persons

On February 11, 2005, as part of our merger and recapitalization, the five shareholders of CSI – South Carolina were issued subordinated notes by the Company. At December 31, 2006 and April 10, 2007, the balance on each of the five subordinated notes owed to each of Ms. Hedrick, Ms. Hawkins and Messrs. Black, Buchanan and Clinton, was $225,040. This amount also represents the original balances. As discussed in our annual report, we declined to repay the subordinated notes at maturity in May 2006. The five former shareholders of CSI – South Carolina who are holders of the notes have cooperated with us and have not demanded repayment. Pursuant to the notes, default interest has been paid at the rate of 15% per annum rather than the pre-default rate of prime plus 2% per annum. Accordingly, each of the five former CSI shareholders in 2006 received interest payments totaling approximately $48,483 each. As indicated above, all of the five shareholders of CSI – South Carolina hold in excess of 5% of our common stock, and all but Mr. Black are executive officers of the Company.

Lease

During 2005 and the spring of 2006, we leased approximately 4,800 square feet of office space from our former Interim Chief Financial Officer, Joe Black. The total rent paid to Mr. Black in the 2005 and 2006 fiscal years was approximately $30,000 and $11,200, respectively. We believe the leasing arrangement with Mr. Black was competitive with similar arms length leasing arrangements in Easley, South Carolina.

Consulting Arrangements

Robert F. Steel and Kenneth A. Steel, Jr.

We have a consulting arrangement with Robert F. Steel and Kenneth A. Steel, Jr. of Lamont, Illinois, whereby they advise the Company concerning business development opportunities and strategies. Although Messrs. Steel have provided consulting services since February 11, 2005, the terms of the arrangement were not memorialized until March 2, 2006. At that time, we entered into a letter of engagement dated February 27, 2006.

Under the terms of the letter of engagement, the consultants advise us on the development and implementation of strategic business plans, assist management in developing marketing and growth strategies, and assist management in seeking out and analyzing potential acquisition opportunities. The agreement requires the consultants to provide services until February 10, 2008. The services are required to be provided at times mutually agreeable to the parties, but the consultants are expected to collectively devote an average of four days per month to their performance. In return, we issued to each of them 172,367 shares of our common stock. Stock awards were granted pursuant to the Company’s 2005 Incentive Compensation Plan, and were registered under the Securities Act pursuant to our Form S-8. We agreed to reimburse the consultants for reasonable travel and other expenses incurred by them in furtherance of the objectives of the letter of engagement. The letter also contains customary confidential and non-competition provisions (the term of such non-compete provision to last for the term of the letter of engagement and for one year thereafter). The services and the letter of engagement may be terminated by either party at any time upon written notice.

The aggregate grant date fair value computed in accordance with FAS 123(R) for each of the two awards to Messrs. Steel was $276,505. Information concerning the valuations of the stock awards and the accounting for the awards is contained Note 10 to our audited consolidated financial statements dated December 31, 2006, “Stock Based Compensation.”

Robert F. Steel has more than fifteen years of management and consulting experience with public and private companies in a variety of industries, including technology companies. He is President, CEO, Director and a shareholder of K.A. Steel Chemicals, Inc., a Chicago, Illinois based chemical manufacturing and distribution company. He is also Chairman, Director, and a co-owner of Montana Metal Products, L.L.C., a precision sheet metal fabrication and machining company located in Des Plaines, Illinois. One of our directors, Anthony H. Sobel, is the CEO of Montana Metal Products, L.L.C. Mr. Steel holds a Bachelor of Science degree in Accounting and Finance from Georgetown University and a Master’s in Business Administration from the University of Chicago. He also did one year of post-graduate work in international marketing and finance at the Oxford Center of Management at Oxford University, England.

Kenneth A. Steel, Jr. is Executive Vice President, Director and a shareholder of K.A. Steel Chemicals, Inc. He is also President, Director and co-owner of San Francisco Foods, L.L.C., a San Francisco, California based branded food company. Mr. Steel has been involved as a consultant and/or as management in initial public offerings for several entities.

Messrs. Steel are investors in Barron Partners LP, which holds our Series A Convertible Preferred Stock, the warrants and some of our subordinated debt.

Joe G. Black

We entered into a consulting agreement with Joe G. Black, our former interim chief financial officer, to provide financial and accounting consulting services. The consulting arrangement provided for an initial term of one year, which began on July 5, 2005. Mr. Black was compensated at a rate of $75 per hour. The consulting agreement also contained provisions prohibiting Mr. Black from competing with us, soliciting our customers or suppliers, or employing any of our employees for a period of one year following expiration of the consulting agreement. The agreement expired at the end of the initial term on July 4, 2006. During 2006, we paid Mr. Black $4,917 for consulting services.

AUDIT INFORMATION

Fees Paid to Independent Registered Public Accounting Firm

The following table sets forth professional fees billed by Elliott Davis, LLC to the Company for professional services rendered for the fiscal years ended December 31, 2006 and 2005. “Audit fees” consisted primarily of fees for the audit of the Company’s annual consolidated financial statements and for reviews of the condensed financial statements included in the Company’s quarterly reports on Form 10-QSB. “Audit related fees” related primarily to services rendered in connection with the Company’s registration statement on Form SB-2 declared effective by the Securities Exchange Commission on February 14, 2006, and subsequent amendments. “Tax fees” include fees for services for assistance with a state tax audit. “All other fees” related to services rendered in 2006 in connection with the audits of the financial statements of McAleer Computer Associates, Inc. for 2006, 2005 and 2004. The business operations of McAleer Computer Associates were acquired by the Company on January 2, 2007.

Description	2006	2005
Audit fees	$67,700	$78,600
Audit related fees	25,500	85,700
Tax fees	12,800	8,000
All other fees	84,900	0

TOTAL FEES	$190,900	$172,300

Pre-approved Services

The Company’s Audit Committee Charter stipulates that the Audit Committee will pre-approve all audit and non-audit services (subject to de minimis exceptions as defined by law for non-audit services) provided by the independent auditors in accordance with applicable regulations. The Audit Committee may delegate its authority to pre-approve non-audit services to one or more designated Audit Committee members. As permitted in its charter, the Audit Committee delegated its pre-approval authority with respect to non-audit services provided to the Company by Elliott Davis, LLC, to the Audit Committee chairman. The decisions of the designated member shall be presented to, and ratified by, the full Audit Committee at the next subsequent meeting. In 2006, all audit related services, tax services and other services were pre-approved by the Audit Committee.

Selection of Independent Registered Public Accounting Firm

We have retained Elliott Davis, LLC to serve as the Company’s independent registered public accounting firm for the 2007 fiscal year. Representatives of Elliott Davis, LLC will be present at the Annual Meeting and available to respond to appropriate questions from stockholders and may make a statement if they so desire.

Report of the Audit Committee of the Board of Directors

The Audit Committee of the Board of Directors is responsible for providing independent oversight of the Company’s accounting functions and internal controls. Management is responsible for the Company’s internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee has reviewed the audited financial statements for the year ended December 31, 2006 and has discussed the audited financial statements with management. The Audit Committee has discussed with our independent accountants, Elliott Davis, LLC, the matters required to be discussed by Statement on Auditing Standards No. 61 – Codification of Statements on Auditing Standards (having to do with accounting methods used in the financial statements). The Audit Committee has received written disclosures and the letter from Elliott Davis, LLC required by Independence Standards Board Standard No. 1 (having to do with matters that could affect the auditor’s independence), and has discussed with Elliott Davis, LLC the auditor’s independence. Based on this, the Audit Committee recommended to the Board that the audited financial statements be included in the Computer Software Innovations, Inc. Form 10-KSB for the fiscal year ended December 31, 2006 for filing with the Securities and Exchange Commission.

The Audit Committee

Jeffrey A. Bryson, Chairman
Anthony H. Sobel
Shaya Phillips

Easley, South Carolina
March 28, 2007

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Under the regulations of the Securities and Exchange Commission, any stockholder desiring to make a proposal to be acted upon at the 2008 Annual Meeting of Stockholders must cause such proposal to be delivered, in proper form, to the Secretary of the Company, no later than December 19, 2007, in order for the proposal to be considered for inclusion in the Company’s Proxy Statement and form of proxy for that meeting. The address for the Secretary of the Company is 900 East Main Street, Suite T, Easley, South Carolina 29640.

The Company’s Amended and Restated Bylaws also prescribe the procedures that a stockholder must follow to nominate directors or to bring other business before stockholders’ meetings. For a stockholder to nominate a candidate for director or to bring other business before a meeting, notice must be received by the Secretary of the Company no later than March 3, 2008 and no earlier than February 17, 2008. If the date of the 2008 Annual Meeting of Stockholders is changed by more than 30.days from the anniversary date of the preceding annual meeting, then the notice from the stockholder must be received no later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first. Notice of a nomination for director must describe various matters regarding the nominee and the stockholder giving the notice. Notice of other business to be brought before the meeting must include a description of the proposed business, the reasons therefor, and other specified matters. Any stockholder may obtain a copy of the Company’s Amended and Restated Bylaws, without charge, upon written request to the Secretary of the Company at the address set forth above.

FORM 10-KSB

OUR 2006 ANNUAL REPORT, INCLUDING FINANCIAL STATEMENTS, IS BEING MAILED TO STOCKHOLDERS WITH THIS PROXY STATEMENT. SUCH ANNUAL REPORT INCLUDES OUR 2006 FORM 10-KSB, WITHOUT EXHIBITS. ADDITIONAL COPIES OF OUR FORM 10-KSB (WITHOUT EXHIBITS) MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO COMPUTER SOFTWARE INNOVATIONS, INC. AT THE FOLLOWING ADDRESS:

900 EAST MAIN STREET, SUITE T

ATTN: CHIEF FINANCIAL OFFICER

EASLEY, SOUTH CAROLINA 29640

THE ANNUAL REPORT IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

900 EAST MAIN STREET SUITE T EASLEY, SC 29640

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Computer Software Innovations, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Computer Software Innovations, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	COSOI1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COMPUTER SOFTWARE INNOVATIONS, INC.
The Board of Directors recommends a Vote
FOR the Election of Directors.

Vote on Directors			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1.	Directors – election of five (5) directors		☐	☐	☐
Nominees:

	01)	Anthony H. Sobel
	02)	Shaya Phillips
	03)	Jeffrey A. Bryson
	04)	Nancy K. Hedrick
	05)	Thomas P. Clinton

For address changes and/or comments, please check this box and write them on the back where indicated.			☐
	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

COMPUTER SOFTWARE INNOVATIONS, INC.

IMPORTANT

Whether or not you expect to attend our 2007 Annual Meeting of Stockholders in person, please complete, date, sign and return the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. Your proxy will be revocable any time prior to its exercise by delivering to our Secretary a signed notice of revocation or a later dated proxy (including a proxy via the Internet or by telephone) or by voting your shares personally at our 2007 Annual Meeting of Stockholders.

COMPUTER SOFTWARE INNOVATIONS, INC.

900 East Main Street, Suite T

Easley, SC 29640

This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints Nancy K. Hedrick, David B. Dechant and Beverly N. Hawkins, and each or any of them, proxies for the undersigned, with power of substitution, to vote all of the shares of common stock of Computer Software Innovations, Inc., held of record by the undersigned on April 10, 2007, at the Annual Meeting of Stockholders of Computer Software Innovations, Inc. to be held at 9:00 a.m. on May 9, 2007 and at any adjournments thereof, upon the matter listed on the reverse side, as more fully set forth in the Proxy Statement, and in their discretion upon such other business as may properly come before the Annual Meeting and matters which are incidental to the conduct of the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES IN PROPOSAL 1

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE